Exhibit 99.1

FOR IMMEDIATE RELEASE

Bowman Announces Retirement Plan for Founder and CEO Gary Bowman

Board initiates search process, Mr. Bowman expected to remain CEO until successor appointed

February 17, 2026, Reston, VA – Bowman Consulting Group Ltd. (NASDAQ: BWMN), a national engineering services and program management firm, today announced that its founder and chief executive officer Gary Bowman plans to retire as CEO and resign as director later this year in connection with the appointment of his successor. The company’s board of directors has initiated a formal search process to include both internal and external candidates. As part of the transition, Mr. Bowman is expected to serve as Senior Advisor to the company to support an orderly process.

From its founding in 1995, Mr. Bowman has led the growth of the company into a national engineering firm with over 100 U.S. offices, reaching #72 on ENR’s current list of the Top 500 Design Firms in the U.S. Since its 2021 IPO, the company has more than tripled in size, completed more than 35 acquisitions, expanded its national footprint and diversified its service portfolio.

In connection with Mr. Bowman’s announcement, the board approved amendments to the employment agreements of Bruce Labovitz, chief financial officer, and Dan Swayze, chief operating officer, to ensure continuity of leadership and a successful transition process.

“Few founders have the opportunity to lead their companies through the level of growth and transformation Bowman has achieved,” said Jim Laurito, chairman of the board. “On behalf of the board, I would like to thank Gary for his visionary leadership and unwavering commitment over three decades. He has built not only a national engineering platform, but a culture grounded in discipline, accountability and long-term value creation. Bowman is exceptionally well positioned for its next chapter because of the foundation he has established.”

“Leading this company has been one of the most rewarding experiences of my life,” said Mr. Bowman. “I’m proud of the team we’ve built and the culture we’ve established together. Since going public in 2021, we have scaled the business beyond what we envisioned and built a durable national platform positioned for long-term success. I have full confidence that in this leadership succession process the board will select a new CEO with the same discipline, culture and values that built this company.

“In the interim, we will continue to focus on organic growth, expanding our national presence, and introducing innovations that position Bowman to deliver even greater impact for employees, shareholders and customers.”

About Bowman Consulting Group Ltd.

Headquartered in Reston, Virginia, Bowman is a national engineering services firm delivering infrastructure, technology and project management solutions to customers who own, develop and maintain the built environment. With over 2,500 employees in more than 100 locations throughout the United States, Bowman provides extensive planning, engineering, geospatial, construction management, commissioning, environmental consulting, land procurement and other technical services to customers operating in a diverse set of regulated end markets. Bowman trades on the Nasdaq under the symbol BWMN. For more information, visit bowman.com or investors.bowman.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding Mr. Bowman’s intention to retire as chief executive officer and from the Board, and the timing thereof; Mr. Bowman’s intention to continue to serve as the company’s chief executive officer until a successor is appointed and to serve as a senior advisor; and the company’s future results of operations and financial position, business strategy and plans and objectives for future operations, and represent the company’s views as of the date of this press release. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to several assumptions and risks and uncertainties, many of which involve factor or circumstances that are beyond our control. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release. Such factors include: (a) the Board of Directors’ ability to identify and engage a qualified chief executive officer candidate with the necessary skills and experience in a timely manner or at all; disruption of the company’s operations resulting in the departure of Mr. Bowman that could adversely impact an orderly transition process, the company’s changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations or policies; and the “Risk Factors” set forth in the company’s most recent SEC filings. Actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements after the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Media & Investor Relations Contact:

Betsy Patterson

ir@bowman.com